The Royce Fund

At the Special Meeting of Shareholders held on September 14, 2001, each Fund's shareholders (i) approved a new Investment Advisory Agreement for the Fund and (ii) elected the board of trustees, consisting of (a) Charles M. Royce, (b) Donald R. Dwight, (c) Mark R. Fetting, (d) Richard M. Galkin, (e) Stephen L. Isaacs, (f) William L. Koke, (g) David L. Meister and (h) G. Peter O'Brien.

Pennsylvania Mutual Fund

(i) 34,502,027 For, 1,014,655 Against, 811,709 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	35,438,572	889,817
(b)	Donald R. Dwight	35,575,331	753,058
(c)	Mark R. Fetting	35,351,830	976,565
(d)	Richard M. Galkin	35,603,357	725,032
(e)	Stephen L. Isaacs	35,591,647	736,742
(f)	William L. Koke	35,593,105	739,165
(g)	David L. Meister	35,598,619	729,770
(h)	G. Peter O'Brien	35,549,942	778,447

Royce Micro-Cap Fund

(i) 8,454,189 For, 194,578 Against, 150,134 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	8,678,897	120,003
(b)	Donald R. Dwight	8,676,208	122,692
(c)	Mark R. Fetting	8,673,488	125,412
(d)	Richard M. Galkin	8,688,079	110,821
(e)	Stephen L. Isaacs	8,688,635	110,265
(f)	William L. Koke	8,685,182	113,718
(g)	David L. Meister	8,688,073	110,827
(h)	G. Peter O'Brien	8,688,172	110,728

Royce Total Return Fund

(i) 27,336,112 For, 308,929 Against, 412,587 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	27,717,007	340,621
(b)	Donald R. Dwight	27,747,797	309,831
(c)	Mark R. Fetting	27,693,054	364,574
(d)	Richard M. Galkin	27,793,052	264,576
(e)	Stephen L. Isaacs	27,785,225	272,403
(f)	William L. Koke	27,777,615	280,013
(g)	David L. Meister	27,763,553	294,075
(h)	G. Peter O'Brien	27,784,265	273,363

Royce Low-Priced Stock Fund

(i) 36,865,355 For, 392,479 Against, 379,496 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	37,245,314	392,016
(b)	Donald R. Dwight	37,224,710	412,620
(c)	Mark R. Fetting	37,219,033	418,297
(d)	Richard M. Galkin	37,240,452	396,878
(e)	Stephen L. Isaacs	37,229,384	407,946
(f)	William L. Koke	37,234,009	403,321
(g)	David L. Meister	37,232,872	404,458
(h)	G. Peter O'Brien	37,230,585	406,745

Royce Opportunity Fund

(i) 33,935,867 For, 532,210 Against, 207,387 Abstain

(ii)

(a)	Charles M. Royce	34,209,433	466,030
(b)	Donald R. Dwight	34,404,940	270,523
(c)	Mark R. Fetting	34,181,852	493,611
(d)	Richard M. Galkin	34,438,049	237,414
(e)	Stephen L. Isaacs	34,426,081	249,382
(f)	William L. Koke	34,420,170	255,293
(g)	David L. Meister	34,420,371	255,092
(h)	G. Peter O'Brien	34,425,077	250,386

Royce Premier Fund

(i) 3,982,421 For, 645,561 Against, 535,187 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	43,851,603	1,311,566
(b)	Donald R. Dwight	44,653,706	509,463
(c)	Mark R. Fetting	43,850,550	1,312,619
(d)	Richard M. Galkin	44,708,420	454,749
(e)	Stephen L. Isaacs	44,669,981	493,188
(f)	William L. Koke	44,669,066	488,103
(g)	David L. Meister	44,703,891	459,278
(h)	G. Peter O'Brien	44,707,107	456,062

Royce Trust & GiftShares Fund

(i) 2,481,228 For, 54,060 Against, 127,175 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	2,618,277	44,185
(b)	Donald R. Dwight	2,618,277	44,185
(c)	Mark R. Fetting	2,618,277	44,185
(d)	Richard M. Galkin	2,618,277	44,185
(e)	Stephen L. Isaacs	2,618,277	44,185
(f)	William L. Koke	2,618,277	44,185
(g)	David L. Meister	2,618,277	44,185
(h)	G. Peter O'Brien	2,618,277	44,185

Royce Select Fund

(i) 54,537 For, 0 Against, 0 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	54,537	0
(b)	Donald R. Dwight	54,537	0
(c)	Mark R. Fetting	54,537	0
(d)	Richard M. Galkin	54,537	0
(e)	Stephen L. Isaacs	54,537	0
(f)	William L. Koke	54,537	0
(g)	David L. Meister	54,537	0
(h)	G. Peter O'Brien	54,537	0

Royce Special Equity

(i) 503,594 For, 8,872 Against, 1,534 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	456,877	57,123
(b)	Donald R. Dwight	456,877	57,123
(c)	Mark R. Fetting	456,877	57,123
(d)	Richard M. Galkin	456,877	57,123
(e)	Stephen L. Isaacs	456,877	57,123
(f)	William L. Koke	456,877	57,123
(g)	David L. Meister	456,877	57,123
(h)	G. Peter O'Brien	456,877	57,123

Royce Value Fund

(i) 100,560 For, 0 Against, 0 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	100,560	0
(b)	Donald R. Dwight	100,560	0
(c)	Mark R. Fetting	100,560	0
(d)	Richard M. Galkin	100,560	0
(e)	Stephen L. Isaacs	100,560	0
(f)	William L. Koke	100,560	0
(g)	David L. Meister	100,560	0
(h)	G. Peter O'Brien	100,560	0

Royce Value Plus Fund

(i) 121,567 For, 0 Against, 0 Abstain

(ii)

	Name	For	Withhold
(a)	Charles M. Royce	121,567	0
(b)	Donald R. Dwight	121,567	0
(c)	Mark R. Fetting	121,567	0
(d)	Richard M. Galkin	121,567	0
(e)	Stephen L. Isaacs	121,567	0
(f)	William L. Koke	121,567	0
(g)	David L. Meister	121,567	0
(h)	G. Peter O'Brien	121,567	0